EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Amendment No. 1 to registration statement on Form S-3 of our report dated March 30, 1997 on our audits of the financial statements of Pride Petroleum Services, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Independent Public Accountants."



                            COOPERS & LYBRAND L.L.P.


Houston, Texas
April 3, 1997